Ex-99 (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 19, 2016, relating to the financial statements and financial highlights which appears in the December 31, 2015 Annual Report to Shareholders of the TIAA-CREF Life Growth Equity Fund, TIAA-CREF Life Growth & Income Fund, TIAA-CREF Life Large-Cap Value Fund, TIAA-CREF Life Real Estate Securities Fund, TIAA-CREF Life Small-Cap Equity Fund, TIAA-CREF Life Social Choice Equity Fund, TIAA-CREF Life Stock Index Fund, TIAA-CREF Life International Equity Fund, TIAA-CREF Life Bond Fund, TIAA-CREF Life Money Market Fund, and TIAA-CREF Life Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 25, 2016